SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549




                          FORM 8-K



                       Current Report
             Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 1996
                                                 July 16, 1996


             SPINTEK GAMING TECHNOLOGIES, INC.



                         California
       (State or other jurisdiction of incorporation)



          O-27226                                       33-0134823
       (Commission                                   (IRS Employer
        File Number)                                 Identification No.)


901 B Grier Drive  , Las Vegas, Nevada                       89119
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (702)263-3660

Suite 609, Tallan Building, Two Union Square, Chattanooga, TN 37402 (Former name or former address if changed since last report)








Item 5.  Other events

     On July 16, 1996, Spintek Gaming Technologies, Inc. (the
"Company") completed the issuance of its 4% Convertible Debenture due December 31, 1997 in the aggregate amount of $7,143,000 (the "Debenture"). This Debenture was issued to RBB Bank Aktiengesellschaft ("RBB") offshore investors pursuant to Regulation S promulgated under the Act at a discount of 30%. The net proceeds to the Company after the discount and before expenses was $5,000,000.

     The Debenture, plus any accrued interest, automatically converts into Common Stock of the Company on December 31, 1997; or, at any time after August 30, 1996 at the option of the holder. The conversion price ranges from a minimum of $1 to a maximum of $3 per share, subject to certain conditions described in detail in the Debenture. In the event the Company fails to become listed on the NASDAQ National Market by November 13, 1996; or, if the Company's actual profits are not at least eighty percent ( 80%) of the projected quarterly profits for either of the quarters ending September 30, 1996 or December 31, 1996, the minimum conversion price of $1 shall terminate and shall no longer be included as part of the terms of the Debenture thereby allowing the conversion price to fall below $1 per share. In addition, in the event the five day average bid price for the Company's Common Stock does not reach $3 per share within the ninety (90) days ended October 14, 1996, the Company must effect a reverse stock split sufficient to raise the bid price to $3.25 per share based upon the five day average bid price.

     Expenses incurred in conjunction with the placement of the Debenture totaled $600,000, which consisted solely of commissions. In addition, the Company issued to Third World Investments, Ltd. Warrants to acquire 250,000 shares of Common Stock of the Company at an exercise price that ranges from a minimum of $1 to a maximum of $2 per share, described in detail in the Warrant Agreement. The Warrants may be exercised in whole at any time or in part from time to time, commencing October 1, 1996 and ending with the close of business on September 30, 2001. The Common Stock issued upon exercise of the Warrant or upon conversion of the Debenture is subject to a Registration Rights Agreement.

     Copies of the Debenture and related documents are attached herewith as Exhibits as set forth in the table below:

     Exhibits.
          1.   REGULATION S SECURITIES SUBSCRIPTION AGREEMENT
          2.   MODIFICATION AGREEMENT
          3.   ATTORNEY'S OPINION
          4.   ESCROW AGREEMENT
          5.   IRREVOCABLE INSTRUCTIONS TO COMPANY AS
                TRANSFER AGENT














                         SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     Dated:    August 12, 1996


                           SPINTEK GAMING TECHNOLOGIES, INC.

                              By:   /s/Robert E. Huggins
                                        Robert E. Huggins
                              Its: Chief Financial Officer